Exhibit 99.1

Beneficient Enters into $3 Million GP Primary Capital Transaction

DALLAS, January 8, 2026 (GLOBE NEWSWIRE) — Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets, today announced it has closed on the financing of an approximately $3 million primary capital commitment for Cork & Vines Fund I, LP (“Fund”), a fund managed by Cork & Vines GP, LP, an asset manager investing in opportunities within the premium experiential, luxury dining segment with a differentiated culinary and strategic wine program focus.

The transaction follows the Company’s initial GP Primary Capital transaction with Cork & Vines that closed in early 2025. In exchange for an interest in the Fund, the Fund received approximately $3 million in stated value of shares of the Company’s Resettable Convertible Preferred Stock (the “Preferred Stock”), which is convertible at the election of the holder into shares of the Company’s Class A common stock, subject to the terms and conditions of the transaction documents. As a result of the transaction, the collateral for the Company’s ExAlt loan portfolio is expected to increase by approximately $3 million of interests in alternative assets.

“We are excited by our second closing with Cork & Vines and the continued expansion of our GP Primary Capital Program,” said James Silk, Beneficient Interim CEO. “It’s a great way to start the new year as we work to continue to close transactions that drive shareholder value and enhance the value of the collateral backing our ExAlt loan portfolio.”

Beneficient’s GP Primary Commitment Program is focused on providing primary capital solutions and financing anchor commitments to general partners during their fundraising efforts while immediately deploying capital into our equity. Through the program, Beneficient seeks to help satisfy the up to $330 billion of potential demand for primary commitments to meet fundraising needs.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com

Michael Wetherington: 214-284-1199, mwetherington@darrowir.com

Investor Relations: investors@beneficient.com

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Transactions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others: the ultimate outcome of the Transactions, including obtaining the requisite vote of securityholders, and the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.